EXHIBIT 23

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

      We consent to the use in this Annual Report on Form 10-K of Zarlink Semiconductor Inc. of our report dated May 3, 2002, with respect to the Company's consolidated financial statements for the year ended March 29, 2002.

      We consent to the incorporation by reference in the Registration Statements (Forms S-8 numbers 2-74833, 2-78545, 2-84711, 2-86511, 2-92200,
2-92201, 2-92494, 33-1371, 33-9682, 33-45716, 33-98946, 333-66315 and 333-83556)
pertaining to the Stock Purchase Plan for Eligible U.S. Employees, the Stock Option Plan for Key Employees, the Basic Stock Option Plan, The Stock Option Plan for Key Employees, the 1984 Stock Option Plan, the Basic Stock Option Plan, the United Kingdom Savings Related Share Option Scheme, the 1985 Stock Option/Stock Purchase Plan, the Preferred Share Purchase Plan, the 1991 Stock Option Plan for Key Employees and Stock Option Grant to Anthony F. Griffiths, the 1991 Stock Option Plan for Key Employees and Non-Employee Directors, and the 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended, respectively, and in the Registration Statements (Forms S-3 numbers 2-81989, 2-82262, 2-88432, 2-91496 and 2-96412) of Zarlink Semiconductor Inc., and in the related prospectuses, of our report dated May 3, 2002 with respect to the consolidated financial statements of Zarlink Semiconductor Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 29, 2002.

      Our audits also included the financial statement schedule of Zarlink Semiconductor Inc. listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      Ottawa, Canada

      June 20, 2002

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP